Contact: B. SAMRA BALQON CORPORATION Phone: (310) 326-3056 Fax: (310) 326-3058	1420 240th Street, Harbor City, California	BALQON CORPORATION

FOR IMMEDIATE RELEASE

Balqon Corporation To Restate Financial Statements

HARBOR CITY, CA — May 18, 2009 — Balqon Corporation (OTCBB: BLQN), a developer and manufacturer of heavy-duty electric vehicles and electric propulsion systems, today announced that the Audit Committee of its Board of Directors concluded that the Company’s financial statements for the fiscal year ended December 31, 2008 and the fiscal quarters ended June 30, 2008 and September 30, 2008 should no longer be relied upon.  The errors in such previously issued financial statements relate to the recording of the value of stock compensation awarded by the Company in June and August 2008 and to the recording of the conversion features and warrants related to the issuance of convertible debt during 2008.

The Company currently estimates that the Company’s reported net loss, net loss per share, additional paid in capital and shareholders’ deficiency will be restated for the year ended December 31, 2008.  The following is a summary of the effects of the restatement on the Company’s consolidated financial statements:

	As Originally Reported	Restatement Adjustments	As Restated
Six months ended June 30, 2008:
Net loss	$(197,459)	$(4,580,309)	$(4,777,768)
Net loss per share (basic and diluted)	(0.01)	(0.18)	(0.19)
Additional paid in capital	0	4,580,309	4,580,309
Shareholders’ deficiency	(285,033)	(4,580,309)	(4,865,342)
Three months ended September 30, 2008:
Net loss	$(573,735)	$(1,422,177)	$(1,995,912)
Net loss per share (basic and diluted)	(0.02)	(0.07)	(0.09)
Additional paid in capital	0	6,234,087	6,234,087
Shareholders’ deficiency	(858,767)	(6,002,486)	(6,861,253)
Nine months ended September 30, 2008:
Net loss	$(771,193)	$(6,002,486)	$(6,773,679)
Net loss per share (basic and diluted)	(0.04)	(0.32)	(0.36)
Additional paid in capital	0	6,234,087	6,234,087
Shareholders’ deficiency	(858,767)	(6,002,486)	(6,861,253)
Year ended December 31, 2008:
Net loss	$(1,405,821)	$(6,234,087)	$(7,639,908)
Net loss per share (basic and diluted)	(0.07)	(0.31)	(0.38)
Additional paid in capital	2,122,869	6,234,087	8,356,959
Shareholders’ deficiency	(1,493,394)	(6,234,087)	(7,727,481)

The Company will file with the Securities and Exchange Commission an amended Form 10-K for the year ended December 31, 2008, and an amended Form 10-Q for the quarterly period ended September 30, 2008.  The Company will also file an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008, which will include restated financial statements.

The Company is in the process of preparing its Form 10-Q for the quarter ended March 31, 2009, which quarterly report is due on or before May 20, 2009. The Company anticipates that it will file its quarterly report on or before May 20, 2009.

About Balqon Corporation.

Balqon Corporation is a leading developer of heavy duty electric vehicles and electric propulsion systems. The Company uses its proprietary flux vector control technology to design propulsion systems for 10 to 50 ton capacity vehicles and material handling equipment. Balqon Corporation’s current product line of tow tractors are designed to transport containers at ports, marine terminals, rail yards, warehouses, intermodal facilities, military bases and mail facilities. For information about Balqon Corporation and its product offerings, visit www.balqon.com.  Balqon Corporation’s common stock trades on the OTC Bulletin Board under the symbol “BLQN”. Founded in May 2005, the Company is headquartered in Harbor City, California.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release, including without limitation, the actual types and amounts of adjustments to be made to the Company’s financial statements, the periods as to which adjustments may be required, and the timing of the preparation and filing of amended and new periodic reports, are forward-looking statements.  Forward-looking statements are subject to many risks and uncertainties that could cause the Company's actual results to differ materially from any future results expressed or implied by the forward-looking statements.  There can be no assurance that management, the Audit Committee or the Company's independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different than management's preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company's prior financial results for additional annual or quarterly periods.  All of these statements are subject to risks and uncertainties that may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to, those resulting from the Company's ongoing analysis of the effect of the correction in the Company's accounting method for stock based compensation; other accounting adjustments that may result from review of the Company's financial statements for the periods in question; the timing of the completion of the audit of the Company's restated financial statements by its independent registered public accounting firm; the Company's ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of the Company's potential inability to timely file required reports, including potential delisting of the Company's common stock on the OTC Bulletin Board; potential claims and proceedings relating to such matters, including stockholder litigation and action by the Commission, U.S. Attorney's Office or other governmental agencies and negative tax or other implications for the Company resulting from the accounting adjustments.  In addition, investors should also review the factors contained in the “Risk Factors” section of the Company’s Form 10-K filed with the Commission on March 31, 2009. The Company undertakes no obligation to update, and does not have a policy of updating or revising, these forward-looking statements.

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